UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 20, 2007 (December 14, 2007)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 North Wabash Avenue, Suite 1400, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2007, the Board of Directors of Brookdale Senior Living Inc. (the “Company”) approved amendments to Article X of the Company’s Amended and Restated Bylaws, effective December 14, 2007, to permit the issuance of uncertificated shares of the Company’s capital stock.  The amendments enable the Company to become eligible to participate in the Direct Registration System, as required by the rules of the New York Stock Exchange.  The Direct Registration System, which is currently administered by The Depository Trust Company, allows investors to have securities registered in their names without the issuance of physical stock certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with the use of physical stock certificates.

Additionally, in order to conform to the existing provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors amended Article III, Section 2 of the Company’s Amended and Restated Bylaws to provide that the Board of Directors shall consist of not less than three or more than eight members.  Previously, the Bylaws provided that the Board of Directors would consist of not less than three or more than seven members.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Bylaws (as amended), which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of the Company, as amended December 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	December 20, 2007	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Amended and Restated Bylaws of the Company, as amended December 14, 2007.

3